Exhibit 99.1

TRANSDIGM INC.

1301 East 9th Street, Suite 3000

Cleveland, Ohio 44114

LETTER OF TRANSMITTAL

FOR 6.000% SENIOR SUBORDINATED NOTES DUE 2022

AND

6.500% SENIOR SUBORDINATED NOTES DUE 2024

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2014, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE

Exchange Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Processor: Christopher Landers

By Facsimile:

(732) 667-9408

Confirm by telephone:

(315) 414-3362

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Christopher Landers

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated                     , 2014 (the “Prospectus”) of TransDigm Inc., a Delaware corporation (“Company”), and this Letter of Transmittal for 6.000% Senior Subordinated Notes due 2022 and 6.500% Senior Subordinated Notes due 2024, which may be amended from time to time (this “Letter”), which together constitute Company’s offer (the “Exchange Offer”) to exchange its outstanding 6.000% Senior Subordinated Notes due 2022 and 6.500% Senior Subordinated Notes due 2024 (together, the “Original Notes”) issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), for, in denominations of $1,000 and multiples of $1,000 in excess thereof, 6.000% Senior Subordinated Notes due 2022 and 6.500% Senior Subordinated Notes due 2024 (together, the “Exchange Notes”), which have been registered under the Securities Act.

The undersigned has completed, executed and delivered this Letter to indicate the action he, she or it desires to take with respect to the Exchange Offer.

All holders of Original Notes who wish to tender their Original Notes must, prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address set forth above; and (2) tender his or her Original Notes or, if a tender of Original Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirm such book-entry transfer (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Original Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—How to Tender” in the Prospectus. (See Instruction 1).

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING

THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL, CAREFULLY

BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Original Notes on a separate SIGNED schedule and affix that schedule to this Letter.

BOX 1 TO BE COMPLETED BY ALL TENDERING HOLDERS

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN IF BLANK)	CERTIFICATE NUMBER(S)(1)	PRINCIPAL AMOUNT OF ORIGINAL NOTES	PRINCIPAL AMOUNT OF ORIGINAL NOTES TENDERED(2)

TOTALS:

(1) Need not be completed if Original Notes are being tendered by book-entry transfer.

(2)       Unless otherwise indicated, the entire principal amount of Original Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to Company the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, Company all right, title and interest in and to the Original Notes tendered.

The undersigned constitutes and appoints the Exchange Agent as his, her or its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as Company’s agent) with respect to the tendered Original Notes, with full power of substitution, to: (a) deliver certificates for such Original Notes; (b) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon Company’s order upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange Notes to which the undersigned is entitled upon Company’s acceptance of the Original Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he, she or it has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and that Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents Company deems necessary or desirable to complete the assignment and transfer of the Original Notes tendered.

The undersigned agrees that Company’s acceptance of any tendered Original Notes and the issuance of Exchange Notes in exchange therefor shall constitute Company’s performance in full of its obligations under the registration rights agreements (as described in the Prospectus) and that, upon the issuance of the Exchange Notes, Company will have no further obligations or liabilities thereunder (except in certain limited circumstances set forth therein). By tendering Original Notes, the undersigned certifies that (i) any Exchange Notes received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, the undersigned had no arrangements or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act, (iii) the undersigned is not an “affiliate,” as defined in Rule 405 of the Securities Act, of Company or if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, and (v) if the undersigned is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

☐ CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE ORIGINAL NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

☐ CHECK HERE IF YOU ARE NOT SUCH A BROKER-DEALER BUT ARE A QUALIFIED INSTITUTIONAL BUYER OR OTHERWISE RECEIVED THE INITIAL SECURITIES IN A TRANSACTION OR SERIES OF TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned understands that Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐ CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐ CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

BOX 2

PLEASE SIGN HERE

WHETHER OR NOT ORIGINAL NOTES ARE BEING

PHYSICALLY TENDERED HEREBY

X

X
	(SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY)	(DATE)

Area Code and Telephone Number:

This box must be signed by registered holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s):
(PLEASE PRINT)

Capacity:

Address:
(INCLUDE ZIP CODE)

Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)
(AUTHORIZED SIGNATURE)

(TITLE)

(NAME OF FIRM)

BOX 3

PAYOR’S NAME: The Bank of New York Mellon Trust Company, N.A.

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION	PAYEE INFORMATION (please print or type) Individual or business name:

	Check appropriate box:	☐ Corporation	☐ Partnership
☐ Individual/Sole Proprietor
☐ Other
Check if exempt:
☐ Exempt from backup withholding

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE	Address (number, street and apt. or suite no.):

City, state and ZIP code:

PART I: TAXPAYER IDENTIFICATION NUMBER (“TIN”)

Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner’s social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.

Social security number: ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ OR Employer identification number: ☐ ☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐ Applied For

PART II: CERTIFICATION

Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:

1.     The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding, and

2.     I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.     I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

	Signature:	Date:

BOX 4

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Original Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:

(check appropriate boxes)

☐	Original Notes not tendered

☐	Exchange Notes, to:

Name(s):
(PLEASE PRINT)

Address:

Please complete the Substitute Form W-9 at Box 3

Tax I.D. or Social Security Number:

BOX 5

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than shown in Box 1.

Deliver:

(check appropriate boxes)

☐	Original Notes not tendered

☐	Exchange Notes, to:

Name:
(PLEASE PRINT)

Address:

INSTRUCTIONS

Forming Part of the Terms and

Conditions of the Exchange Offer

1. Delivery of this Letter and Certificates. Certificates for Original Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the Exchange Offer on the Expiration Date. The method of delivery of this Letter, certificates for Original Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Original Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution (as defined in the Prospectus under the caption “The Exchange Offer—How to Tender”); (ii) prior to the expiration of the Exchange Offer on the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the description of the Original Notes and the principal amount of Original Notes tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three business days after the date of execution of such Notice of Guaranteed Delivery, this Letter together with the certificates representing the Original Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) this Letter, the certificates for all tendered Original Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three business days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption “The Exchange Offer—How to Tender.”

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by Company, whose determination will be final and binding. Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of Company’s counsel, would be unlawful. Company also reserves the right to waive any irregularities or defects or conditions of tender as to particular Original Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.

Neither Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of any Original Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Original Notes, a written or facsimile transmission of notice of withdrawal must: (i) be received by the Exchange Agent at the address indicated above before Company notifies the Exchange Agent that it has accepted the tender of Original Notes pursuant to the Exchange Offer; (ii) specify the name of the person named in this Letter as having tendered the Original Notes; (iii) contain a description of the

Original Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Original Notes and the principal amount (which must be an authorized denomination) of Original Notes represented by such certificates; (iv) a statement that such holder is withdrawing his, her or its election to have such Original Notes exchanged; (v) the name of the registered holder of such Original Notes; and (vi) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn.

3. Signatures on this Letter; Assignments; Guarantee of Signatures. If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.

If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Original Notes are tendered and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to Company of their authority to so act must be submitted, unless waived by Company.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless Original Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, “Eligible Institutions”). If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4. Special Issuance and Delivery Instructions. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the Exchange Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the taxpayer identification number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5. Backup Withholding; Substitute Form W-9; Form W-8. Under U.S. federal income tax laws, payments made by Company on account of Exchange Notes issued pursuant to the Exchange Offer may be subject to back-up withholding. In order to prevent back-up withholding, each tendering holder must provide the Exchange Agent with his or her correct taxpayer identification number (“TIN”), which, in the case of a holder who is an individual, is his or her social security number. In addition, each tendering holder that is a U.S. Person must complete the Substitute Form W-9 in Box 3 certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that: (i) such holder is exempt from back-up withholding; (ii) the holder has not been notified by the Internal Revenue Service that he or she is subject to back-up withholding as a result of failure to report all interest or dividends; or (iii) the Internal Revenue Service (“IRS”) has notified the holder that he or she is no longer subject to back-up withholding, and that he or she is a U.S. Person. For the purposes of the Substitute Form W-9, a U.S. Person is an individual who is a U.S. citizen or U.S. resident alien, a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or any political subdivision thereof, an estate (other than foreign estates), or a domestic trust. If the Exchange Agent is not provided with the required information on the Substitute Form W-9, the holder may be subject to 28% backup withholding on certain payments made to holders of the Exchange Notes.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt U.S. holder must check the appropriate box under “Payee Information,” enter its correct TIN in Part I of the Substitute Form W-9, and sign and date the form. See the Substitute Form W-9 in Box 3 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such exempt status. Such forms may be obtained from the Exchange Agent or from the IRS’s website (http://www.irs.gov).

Failure to comply truthfully with the informational reporting requirements may result in the imposition of criminal and/or civil fines and penalties. Failure to provide the correct information on substitute Form W-9 or an adequate basis for an exemption from the obligation to provide such information may subject the tendering U.S. Holder to a $50 penalty imposed by the IRS and backup withholding on the gross proceeds paid pursuant to the Offer to Purchase. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS. A substitute Form W-9, along with the accompanying instructions, has been included with this Letter of Transmittal and Consent for completion by each U.S. Holder.

If the holder does not have a TIN, he or she must check the box “Applied For” in Part I of the Substitute Form W-9 and sign and date the form. If the holder does not provide his or her TIN to the payor within 60 days, back-up withholding will begin and continue until the holder furnishes his or her TIN to the payor. Note: Checking the “Applied For” box in Part I of the Substitute Form W-9 indicates that the holder has already applied for a TIN or that the holder intends to apply for one in the near future.

Backup withholding is not an additional U.S. federal income tax, but instead will be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle the holder to a refund if the holder timely furnishes the required information to the IRS.

If a holder has any questions concerning the Substitute Form W-9 or any information required therein, the holder may contact the Exchange Agent, as payor.

TO COMPLY WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAYBE IMPOSED ON A HOLDER UNDER THE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON HIS OR HER PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

6. Transfer Taxes. Company will pay all transfer taxes, if any, applicable to the transfer of Original Notes to it or its order pursuant to the Exchange Offer. If, however, the Exchange Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Original Notes to Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

7. Waiver of Conditions. Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Original Notes tendered.

8. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

9. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

Important: This Letter (together with certificates representing tendered Original Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date (as defined in the Prospectus).

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO

THIS LETTER OF TRANSMITTAL, CAREFULLY BEFORE CHECKING ANY BOX BELOW

BOX 1 TO BE COMPLETED BY ALL TENDERING HOLDERS